                                                                    EXHIBIT 99.1


                                                        SILVER TRIANGLE BUILDING
                                        25505 WEST TWELVE MILE ROAD - SUITE 3000
                                                      SOUTHFIELD, MI  48034-8339
                                                                  (248) 353-2700
                                                        www.creditacceptance.com


                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                              DATE: MARCH 10, 2005
---------------------


                                    INVESTOR RELATIONS: DOUGLAS W. BUSK
                                                        TREASURER
                                                        (248) 353-2700 EXT. 4432
                                                        IR@CREDITACCEPTANCE.COM

                                      NASDAQ SYMBOL:     CACC


                          CREDIT ACCEPTANCE ANNOUNCES:
              2004 OPERATIONAL DATA AND RESTATEMENT OF TAX AMOUNTS


SOUTHFIELD, MICHIGAN - MARCH 10, 2005 - CREDIT ACCEPTANCE CORPORATION (NASDAQ:
CACC) Credit Acceptance Corporation (the "Company") announced that during the course of the 2004 year-end closing process, the Company determined that it had incorrectly accounted for income taxes in prior periods related primarily to its foreign subsidiaries. The restatement for these errors will decrease net income for the year ended December 31, 2003 by $2.3 million and increase net income for the three months ended June 30, 2004 by $2.7 million. The correction of these errors will have no impact on pre-tax income.

The Company is still finalizing its financial statements for 2004. The Company expects to extend the filing date of its Form 10-K by filing a Form 12b-25 with the Securities and Exchange Commission.

Loan originations grew 20.2% for the quarter and 26.8% for the year. The Company made no material changes in credit policy or pricing in the fourth quarter of 2004, other than routine changes designed to maintain current profitability levels. During the fourth quarter of 2004, collection rates were generally consistent with the Company's expectations.

LOAN ORIGINATIONS (1)

(Dollars in thousands)                      THREE MONTHS ENDED DECEMBER 31,            YEARS ENDED DECEMBER 31,
                                         ------------------------------------     -----------------------------------
                                           2004          2003       % CHANGE        2004         2003       % CHANGE
                                         --------      --------     ---------     --------     --------     ---------

Loan originations                        $204,982      $170,481       20.2%       $959,617     $756,893       26.8%
Number of loans originated                 16,471        13,847       18.9          75,955       62,334       21.9
Number of active dealer-partners (2)        1,028           763       34.7           1,215          916       32.6
Loans per active dealer-partner              16.0          18.1      (11.7)           62.5         68.1       (8.1)
Average loan size                        $   12.4      $   12.3        1.1        $   12.6     $   12.1        4.0


(1) Loan origination information relates to the United States, the Company's only business segment that continues to originate new loans.

(2) Active dealer-partners are dealer-partners who submitted at least one loan during the period.




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ACCOUNTING FOR INCOME TAXES
---------------------------

As noted above, the Company discovered prior period errors related to accounting for income taxes related primarily to its foreign operations during the 2004 year-end closing process. As a result of these errors, the Company concluded that a deficiency in internal controls related to income taxes existed at December 31, 2004, and that such deficiency constituted a material weakness, as defined by the Public Company Accounting Oversight Board's Auditing Standard No.
2. As a result of the material weakness related to income taxes, management will be unable to conclude that the Company's internal controls over financial reporting were effective as of December 31, 2004. The Company is considering several options to remediate this material weakness in the first quarter of 2005. The Company expects to complete its testing and evaluation of internal controls over financial reporting and management's assessment of such internal controls prior to April 30, 2005.

The Company will file an amended Form 10-K for the year ended December 31, 2003 and amended Form 10-Qs for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004 as soon as practicably possible. As a result of the errors related to income taxes, these previously issued financial statements and reports of independent auditors should no longer be relied upon.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION
----------------------------------------------------------

Certain statements in this release that are not historical facts, such as those using terms like "believes," "expects," "anticipates," "assumptions," "forecasts," "estimates" and those regarding the Company's future results, plans and objectives, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent the Company's outlook only as of the date of this release. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include the following:

     - the Company's potential inability to accurately forecast and estimate the amount and timing of future collections,

     - increased competition from traditional financing sources and from non-traditional lenders,

     -    the unavailability of funding at competitive rates of interest,

     - the Company's potential inability to continue to obtain third party financing on favorable terms,

     - the Company's potential inability to generate sufficient cash flow to service its debt and fund its future operations,

     -    adverse changes in applicable laws and regulations,

     -    adverse changes in economic conditions,

     - adverse changes in the automobile or finance industries or in the non-prime consumer finance market,

     - the Company's potential inability to maintain or increase the volume of automobile loans,

     - an increase in the amount or severity of litigation against the Company,

     - the loss of key management personnel or the inability to hire qualified personnel,

     -    the effect of terrorist attacks and potential attacks, and

     - various other factors discussed in the Company's reports filed with the Securities and Exchange Commission.

Other factors not currently anticipated by management may also materially and adversely affect the Company's results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.



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DESCRIPTION OF CREDIT ACCEPTANCE CORPORATION
--------------------------------------------

Since 1972, Credit Acceptance has provided auto loans to consumers, regardless of their credit history. Our product is offered through a nationwide network of automobile dealers who benefit by selling vehicles to consumers who otherwise could not obtain financing, by repeat and referral sales generated by these same customers, and from sales to customers responding to advertisements for our product, but who actually end up qualifying for traditional financing.

Without our product, consumers are often unable to purchase a vehicle or they purchase an unreliable one and are not provided the opportunity to improve their credit standing. As we report to the three national credit reporting agencies, a significant number of our customers improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded on the NASDAQ National Market under the symbol CACC. For more information, visit www.creditacceptance.com.